Exhibit 10.25

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of February 10, 2004 by and among HRPT PROPERTIES TRUST (the “Borrower”), each of the Lenders party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of April 30, 2001 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)                                  The Credit Agreement is amended by adding to Section 1.1. in the appropriate alphabetical location the following definition:

“Capitalization Rate” means (a) 8.00% with respect to the Properties comprising the “Damon Estate” located on the island of Oahu, Hawaii, and (b) 8.75% in all other cases.

(b)                                 Section 1.1. of the Credit Agreement is hereby amended by restating the definitions of “Asset Under Development”, “Capital Expenditure Reserves”, “Developable Property”, “Funds From Operations”, “Permitted Liens”, “Total Asset Value”, “Unencumbered Asset” and “Unencumbered Asset Value” in their entirety as follows:

“Asset Under Development” means, as of any date of determination, any Property on which construction of new income-producing improvements has been commenced and is continuing.  If such construction consists of the construction of tenant improvements, as opposed to expansion of such Property or any “ground up” development, such Property shall not be considered to be an Asset Under Development.  In addition: (a) to the extent any Property includes a revenue-generating component (e.g. an existing building leased to a tenant) and a building under development, such revenue-generating component shall not be considered to be an Asset Under Development but such building under development shall be considered to be an Asset Under Development and (b) Property which is leased under a net lease to a third party shall not be considered to be an Asset Under Development (so long as rent payments under such lease are not abated by the development on such Property).

“Capital Expenditure Reserves” means, with respect to a Property and for a given period, an amount equal to (a) the aggregate rentable square footage of all completed space of such Property, times (b) $0.50, times (c) the number of days in such period, divided by (d) 365; provided, however that no Capital Expenditure Reserves shall be required with respect to any portion of a Property which is net leased to a third party.

“Developable Property” means (a) any Property on which there are no improvements (excluding land which is leased under a net lease to a third party) or (b) any Property (or portion thereof) acquired by the Borrower or any Subsidiary for the purpose of being developed by the Borrower or any Subsidiary.

“Funds From Operations” means, for any period, net income available for common shareholders of the Borrower for such period determined on a consolidated basis, exclusive of the following (to the extent included in the determination of such net income): (a) depreciation and amortization; (b) gains and losses from extraordinary or non-recurring items; (c) gains and losses on sales of real estate; (d) gains and losses on investments in marketable securities; (e) provisions/benefits for income taxes for such period; and (f) Funds From Operations attributable to any Investment held, directly or indirectly, by the Borrower in HPT and SNH; provided, however, cash dividends in respect of such Investments in HPT and SNH that have been actually received by the Borrower or any Subsidiary during such period, shall not be excluded from Funds From Operations by virtue of this clause (f).

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; and (d) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f).

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i)(x) Property EBITDA determined on a consolidated basis for such fiscal quarter and which is attributable to the Properties of the Borrower and its Subsidiaries (excluding Property EBITDA attributable to Properties either acquired or disposed of during such fiscal quarter) minus (y) Capital Expenditure Reserves for such Properties for such fiscal quarter times (ii) 4 and divided by (iii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements); (c) the value of the Borrower’s equity Investment in each of HPT and SNH, such value determined at the lower cost or Fair Market Value; (d) all cash, cash equivalents and accounts receivable that are not (i) owing in excess of 90 days (or one year in the case of any Governmental Authority of the United States of America (but not political subdivisions thereof)) as of the end of such fiscal quarter or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (e) prepaid taxes and operating expenses as of the end of such fiscal quarter; (f) the book value of all Developable Property; (g) the book value of all other tangible assets (excluding land or other real property) as of the end of such fiscal quarter; (h) the book value of all Unencumbered Mortgage Notes; and (i) the Borrower’s pro rata share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower.

“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Guarantor or (ii) leased solely by the Borrower or a Guarantor pursuant to a ground lease having terms and conditions reasonably acceptable to the Agent; (b) such Property is not an Asset Under Development and is in service; (c) such Property is used for office or industrial uses, or any other use incidental thereto, as currently in use at the Properties; (d) neither such Property, nor any interest of the Borrower or such Guarantor therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge; (e) if such Property is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Property without the need to obtain the consent of any Person; and (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property.

“Unencumbered Asset Value” means, at any given time, the sum of: (a)(i) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending times (ii) 4 divided by (iii) the applicable Capitalization Rate; and (b) the book value of all Unencumbered Mortgage Notes of the Borrower and its Subsidiaries.  To the extent that the book value of Unencumbered Mortgage Notes would account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that Properties leased by the Borrower or a Guarantor pursuant to a ground lease would, in the aggregate, account for more than 5.0% of Unencumbered Asset Value, such excess shall be excluded.  Pro forma Net Operating Income from any Unencumbered Asset acquired during such fiscal quarter shall be entitled to include such Property for the entire quarter in the foregoing calculation.  If an Unencumbered Asset is not owned as of the last day of a quarter then the Net Operating Income from such asset shall be excluded from the foregoing calculation.

(c)                                  The Credit Agreement is amended by deleting Section 6.1.(u) in its entirety and substituting in its place the following:

(u)                                 Business.  As of the Agreement Date, the Borrower and its Subsidiaries are engaged substantially in the business of owning, operating and developing office and industrial assets, together with other business activities incidental thereto, as currently in use at the Properties.

(d)                                 The Credit Agreement is amended by deleting Section 9.1.(h) in its entirety and substituting in its place the following:

(h)                                 Floating Rate Debt.  The aggregate principal amount of all outstanding Floating Rate Debt to exceed at any time an amount equal to the greater of (i) 25.0% of Total Asset Value and (ii) the sum of (x) the aggregate amount of the Commitments plus (y) the aggregate principal balance of loans outstanding under that certain Credit Agreement entered into in February, 2004 by the Borrower, the financial institutions from time to time party thereto as “Lenders” and Wachovia Bank, National Association, as Agent.

(e)                                  The Credit Agreement is amended by deleting Section 9.6.(a) in its entirety and substituting in its place the following:

(a)                                  the Borrower may (x) declare and make cash distributions to its common shareholders during any fiscal year in an aggregate amount not to exceed the greater of (i) 90.0% of Funds From Operations of the Borrower for such fiscal year or (ii) the amount for the Borrower to remain in compliance with Section 7.13. and (y) declare and make Preferred Dividends;

(f)                                    The Credit Agreement is amended by deleting the second sentence of Section 9.9. in its entirety and substituting in its place the following:

The Borrower shall not enter into any material amendment, modification or waiver of or with respect to any of the terms of the Advisory Agreement or the Management Agreement, except for extensions thereof.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)                                  A counterpart of this Amendment duly executed by the Borrower and the each of the Lenders; and

(b)                                 Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Agent and the Lenders that:

(a)                                  Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)                                 Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(c)                                  No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the

Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6.  Expenses and Fees.  The Borrower shall reimburse the Agent upon demand for all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith. In addition, the Borrower agrees to pay each Lender executing this Amendment a work fee in the amount of $5,000.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer

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[Signature Page to Second Amendment to Credit Agreement dated as of
February 10, 2004 with HRPT Properties Trust]

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Agent and as a Lender

By:	/s/ David M. Blackman
Name: David M. Blackman
Title: Director

FLEET NATIONAL BANK

By:	/s/ Jeffry M. Morrison
Name: Jeffry M. Morrison
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Frederick G. Bright
Name: Frederick G. Bright
Title: Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Ralph C. Marra, Jr.
Name: Ralph C. Marra, Jr.
Title: Vice President

By:	/s/ James Brett
Name: James Brett
Title: Assistant Treasurer

THE BANK OF NEW YORK

By:	/s/ Anthony A. Filorima
Name: Anthony A. Filorima
Title: Vice President

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[Signature Page to Second Amendment to Credit Agreement dated as of
February 10, 2004 with HRPT Properties Trust]

AMSOUTH BANK

By:	/s/ David D. Ellis
Name: David D. Ellis
Title: Assistant Vice President

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Daniel R. Ouellette
Name: Daniel R. Ouellette
Title: Senior Vice President

SUNTRUST BANK

By:	/s/ Blake K. Thompson
Name: Blake K. Thompson
Title: Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Gwen Evans
Name: Gwen Evans
Title: Manager

By:	/s/ Iain Donovan
Name: Iain Donovan
Title: Manager

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[Signature Page to Second Amendment to Credit Agreement dated as of
February 10, 2004 with HRPT Properties Trust]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Colella
Name: James A. Colella
Title: Vice President

CHEVY CHASE BANK, F.S.B.

By:	/s/ Ronald W. Huffman
Name: Ronald W. Huffman
Title: Vice President

EASTERN BANK

By:	/s/ Richard C. Muraida
Name: Richard C. Muraida
Title: Senior Vice President

NATIONAL BANK OF EGYPT, NEW YORK BRANCH

By:	/s/ Hassan Eissa
Name: Hassan Eissa
Title: General Manager

By:	/s/ Carmelo L. Foti
Name: Carmelo L. Foti
Title: Vice President

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[Signature Page to Second Amendment to Credit Agreement dated as of
February 10, 2004 with HRPT Properties Trust]

RZB FINANCE LLC

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: Group Vice President

By:	/s/ Christoph Hoedl
Name: Christoph Hoedl
Title: Vice President

BANK LEUMI USA

By:	/s/ Charles C. D’Amico
Name Charles C. D’Amico
Title: Vice President

BANK ONE, N.A.

By:	/s/ Patricia Leung
Name: Patricia Leung
Title: Director, Capital Markets

COMERICA BANK

By:	/s/ Jessica L. Kempf
Name: Jessica L. Kempf
Title: Assistant Vice President

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[Signature Page to Second Amendment to Credit Agreement dated as of
February 10, 2004 with HRPT Properties Trust]

BANK OF MONTREAL

By:	/s/ Eduardo Mendoza
Name: Eduardo Mendoza
Title: Vice President

SOVEREIGN BANK

By:	/s/ T. Gregory Donohue
Name: T. Gregory Donohue
Title: Senior Vice President

ALLIED IRISH BANKS PLC

By:	/s/ Ronald K. Rapp
Name: Ronald K. Rapp
Title: Senior Vice President